EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm



Oncologix Tech Inc.
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement as filed on May 29, 2001, relating to the consolidated financial statements and schedules of Bestnet Communications Corporation appearing in the restated Company's Annual Report on Form 10-KSB for the year ended August 31, 2006

We also consent to the reference to us under the caption "Experts" in the aforementioned Registration Statement.




/s/  Semple, Marchal & Cooper, LLP
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     Semple, Marchal & Cooper, LLP


Phoenix, Arizona
June 1, 2007